Exhibit 99.1
Alpha Natural Resources, Inc.
Contact: Ted Pile (276) 623-2920
FOR IMMEDIATE RELEASE
Alpha Natural Resources Comments on Outlook for 2005 and 2006
ABINGDON, Va., December 9, 2005—Alpha Natural Resources, Inc. (NYSE: ANR), a leading Appalachian coal producer, is updating its outlook for 2005 as well as discussing its outlook for 2006, based on recent developments.
Outlook for 2005
Alpha currently expects net income for 2005 to be in the range of $10 million to $20 million and earnings before interest, taxes, and depreciation, depletion and amortization (EBITDA) to be in the range of $128 million to $138 million for 2005, or $175 million to $185 million excluding stock-based compensation charges related to the company’s initial public offering and internal restructuring earlier this year. This compares with net income and EBITDA of $20.0 million and $99.5 million, respectively, in 2004. Last year’s results included a reduction of approximately $23 million for minority interest compared with approximately $3 million of minority interest this year.
Alpha’s 2005 earnings expectations assume that interest expense, net, will be approximately $29 million, income tax expense will be approximately $18 million, and depreciation, depletion and amortization will be approximately $72 million.
Alpha expects that approximately 110,000 tons of export metallurgical coal that was scheduled to be shipped from the East Coast at the end of December will be delayed by late-arriving vessels or deferred by customers until 2006. Limited rail capacity and customer changes to delivery schedules also have curtailed planned fourth-quarter shipments to utilities in the north central and southeastern U.S. and Canada as well as to the company’s export facility in Norfolk, Va. These and other factors are expected to reduce Alpha’s expected 2005 fourth-quarter revenue by $10 million to $15 million.
“Export revenues were $56 million ahead of last year for October and November combined, so business was strong going into December. However we don’t expect to achieve our planned shipments in December because of postponed deliveries by customers and delays by rail and ocean carriers,” said Mike Quillen, Alpha’s president and CEO. “We’ve said before how difficult it is to be precise about our seaborne met
406 West Main Street · Abingdon, Virginia 24210 · 866-322-5742 · 276-619-4410 · www.alphanr.com
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business, and developments this quarter underscore that fact.”
Outlook for 2006
The company expects strong demand fundamentals to continue in 2006 in both the thermal coal and metallurgical coal markets. Alpha also will benefit from a full year’s contribution from the Nicewonder acquisition. Based on current commitments and anticipated contracting activity, Alpha expects its average price realization per ton in 2006 to improve by approximately $5, or 10 percent, for all tons sold. The company anticipates that cost pressures will persist in 2006, including higher costs for purchased coal, contractor mining, trucking and general mining supplies. Variable costs such as royalties and severance taxes are also expected to rise next year in parallel with rising sales volumes. These cost increases should be partially offset by a decrease in outside coal purchases, with the net increase in 2006 cost of coal sales expected to range from $50 million to $60 million. The following table presents additional detail.

Tons sold	28 — 30 million tons

Coal sales revenue	$1.6 — $1.7 billion

Net income [1]	$96 — $123 million

Earnings per diluted share	$1.50 — $1.91

EBITDA [2]	$306 million — $347 million
1Includes the following:
•	interest expense, net, of approximately $41 million

•	income tax expense of approximately $39 million

•	depreciation, depletion and amortization of approximately $137 million

•	$13.5 million of stock-based compensation expense related to Alpha’s initial public offering and related internal restructuring.
2 Includes $13.5 million of stock-based compensation expense related to Alpha’s initial public offering and related internal restructuring.
About Alpha Natural Resources
Alpha Natural Resources is a leading producer of high-quality Appalachian coal. Approximately 92 percent of the company’s reserve base is high Btu coal and 90 percent is low sulfur, qualities that are in high demand among electric utilities which use steam coal. Alpha is also one of the nation’s largest producers and exporters of metallurgical coal, a key ingredient in steel manufacturing. Alpha and its subsidiaries currently operate mining complexes in four states,
406 West Main Street · Abingdon, Virginia 24210 · 866-322-5742 · 276-619-4410 · www.alphanr.com
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consisting of 69 mines feeding 11 coal preparation and blending plants. The company and its subsidiaries employ approximately 3,200 people.
Non-GAAP Financial Measures
This news release includes EBITDA, which is a non-GAAP financial measure as defined by SEC regulations, and is reconciled to net income, the most directly comparable financial measure in accordance with GAAP in the text above. EBITDA is a measure used by management to gauge operating performance. Alpha defines EBITDA as net income or loss plus interest expense, income taxes, and depreciation, depletion and amortization, less interest income. Management presents EBITDA as a supplemental measure of the company’s performance and debt-service capacity that may be useful to securities analysts, investors and others. EBITDA is not, however, a measure of financial performance under GAAP and should not be considered as an alternative to net income, operating income or cash flow as determined in accordance with GAAP. Moreover, EBITDA is not calculated identically by all companies.
ANRG
Forward Looking Statements
Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Alpha Natural Resources, Inc. (“Alpha” or “the company”) uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on Alpha’s expectations and beliefs concerning future events affecting the company and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These factors are difficult to accurately predict and may be beyond the control of the company. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: market demand for coal, electricity and steel; our ability to integrate the Nicewonder acquisition into Alpha’s existing operations; our ability to maintain an adequate labor force and other employee workforce factors; weather conditions or catastrophic weather-related damage; the company’s production capabilities; the company’s relationships with, and other conditions affecting its customers; the timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; environmental laws, including those directly affecting Alpha’s coal mining and production, and those affecting its customers’ coal usage; railroad, vessel and other transportation performance and costs; Alpha’s assumptions concerning economically recoverable coal reserve estimates; regulatory and court decisions; future legislation and changes in regulations or governmental policies; uncertainties of pending litigation; changes in postretirement benefit and pension obligations; and Alpha’s liquidity, results of operations and financial condition. These and other additional risk factors and uncertainties are discussed in greater detail in the company’s Annual Report on Form 10-K, registration statement on Form S-1 (file no. 333-129030) and other documents filed with the Securities and Exchange Commission. Forward-looking statements made by the company in this news release or elsewhere speak only as of the date made. New uncertainties and risks come up from time to time, and it is impossible for the company to predict these events or how they may affect the company. The company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued. In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.
406 West Main Street · Abingdon, Virginia 24210 · 866-322-5742 · 276-619-4410 · www.alphanr.com
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